Exhibit 99.1

Itron Announces First Quarter 2020 Financial Results and Provides Update on COVID-19

LIBERTY LAKE, Wash.--(BUSINESS WIRE)--May 4, 2020--Itron, Inc. (NASDAQ:ITRI) announced today financial results for its first quarter ended Mar. 31, 2020. Key results for the quarter include (compared with the first quarter of 2019):

  Revenue of $598 million, compared with $615 million;
  Gross margin of 28.7%; compared with 30.5%;
  GAAP net income of $9 million, compared with a net loss of $2 million;
  GAAP diluted earnings per share (EPS) of $0.21, compared with GAAP loss per share of $(0.05);
  Non-GAAP diluted EPS of $0.57, compared with $0.70;
  Adjusted EBITDA of $52 million, compared with $66 million; and
  Total backlog was flat at $3.0 billion.

"During these unprecedented times, Itron is committed to supporting our customers who provide critical infrastructure and ensure the grid is resilient and secure," said Tom Deitrich, Itron's president and chief executive officer.

"In the first quarter, our operations were impacted by the pandemic, and we are taking actions to mitigate the impact on the rest of year," continued Deitrich. "As we navigate the COVID-19 pandemic, our top priority continues to be the health, safety and support of our employees and the people in the communities we serve."

Summary of First Quarter Consolidated Financial Results
(All comparisons made are against the prior year period unless otherwise noted)

Revenue
Total first quarter revenue decreased 3% to $598 million, or 1%, excluding the impact of changes in foreign currency exchange rates.

Device Solutions revenue decreased 9%, primarily due to COVID-19 related delays and the impact of changes in foreign currency exchange rates. Outcomes revenue decreased 2%, while Networked Solutions revenue increased 1%, despite COVID-19 related delays.

Gross Margin
Consolidated company gross margin of 28.7% decreased 180 basis points from the prior year due to product mix and manufacturing inefficiencies.

Operating Expenses and Operating Income
GAAP operating expenses of $145 million decreased $21 million from the prior year due to lower acquisition, integration, restructuring and amortization expenses. Non-GAAP operating expenses of $133 million increased $2 million from the prior year, primarily due to higher product development investment.

GAAP operating income of $26 million increased from the prior year due to lower GAAP operating expenses. Non-GAAP operating income of $39 million decreased compared with the prior year due to lower gross profit and higher product development expense.

Net Income (loss) and Earnings per Share
The net income attributable to Itron, Inc. for the quarter was $9 million, or $0.21 per diluted share, an increase from a net loss of $2 million, or $(0.05) per diluted share, in 2019. The increase was driven by improved GAAP operating income in the current period and a lower GAAP effective tax rate.

Non-GAAP net income, which excludes certain charges including restructuring, acquisition and integration related expenses, corporate transition cost, amortization of intangible assets, amortization of debt placement fees and the income tax effect of those adjustments, was $23 million, or $0.57 per diluted share, compared with $28 million, or $0.70 per diluted share, in 2019. The COVID-19 virus had a negative impact on the first quarter results and played a significant role in the lower year-over-year comparison.

Cash Flow
Net cash provided by operating activities was $19 million in the first quarter compared with $25 million in the same quarter of 2019. Free cash flow was $6 million in the first quarter compared with $14 million in the prior year.

Other Measures
Total backlog was $3.0 billion and 12-month backlog was $1.3 billion, which are both consistent with the prior year. Bookings in the quarter totaled $418 million.

COVID-19 Operational Update
The operating situation remains dynamic during the COVID-19 pandemic. We are closely monitoring and managing the crisis as it relates to our employees, customers and supply chain.

Itron is committed to continuing operations while balancing employee safety, meeting customer delivery needs and adhering to local and country-level mandates. For our employees, we have instituted additional safety protocols and extended employee sick leave as needed for impacted employees.

Regarding our customers, we are seeing some temporarily defer investments, and in some regions, deployments have been temporarily suspended by local or regional governments. We are working with customers and the local governments on the timing to resume operations.

Lastly, regarding our supply chain, we adhere with local government mandates and have temporarily stopped production in a small number of our manufacturing facilities and are actively working to ramp production back up in a safe and productive manner. While component supply is generally improving from early COVID-19 impacted regions, constraints remain in global logistics and component supplies.

Guidance Suspended
The scope and magnitude of the COVID-19 pandemic was not anticipated in our full year 2020 guidance provided on February 24, 2020. As a result, we are suspending our prior guidance for the full year 2020 due to the uncertainty of the impact of the COVID-19 pandemic. As the situation and our visibility improves, we will update our annual outlook.

With this unique situation, we will provide some insight into the second quarter based on the best information and scenarios as we see them today. We estimate second quarter revenue to be between $475 million to $500 million, non-GAAP EPS to be a loss of $(0.30) to $(0.10) and free cash flow to be in a range of negative $(85) million to $(70) million. We currently expect the second quarter to be the low point of the year for these three metrics.

Earnings Conference Call
Itron will host a conference call to discuss the financial results and guidance contained in this release at 5 p.m. EDT on May 4, 2020. The call will be webcast in a listen-only mode. Webcast information and conference call materials will be made available 10 minutes before the start of the call and will be accessible on Itron’s website at http://investors.itron.com/events.cfm. A replay of the audio webcast will be made available at http://investors.itron.com/events.cfm. A telephone replay of the conference call will be available through May 9, 2020. To access the telephone replay, dial 888-203-1112 or 719-457-0820 and enter passcode 2789980.

About Itron
Itron® enables utilities and cities to safely, securely and reliably deliver critical infrastructure services to communities in more than 100 countries. Our portfolio of smart networks, software, services, meters and sensors helps our customers better manage electricity, gas and water resources for the people they serve. By working with our customers to ensure their success, we help improve the quality of life, ensure the safety and promote the well-being of millions of people around the globe. Itron is dedicated to creating a more resourceful world. Join us: www.itron.com.

Itron® is registered trademarks of Itron, Inc. All third-party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Cautionary Note Regarding Forward Looking Statements
This release contains "forward-looking statements" within in the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical factors nor assurances of future performance. These statements relate to our expectations about, among others, revenues, operations, financial performance, earnings, earnings per share and cash flows and restructuring activities including headcount reductions and other cost savings initiatives. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Therefore, you should not rely on any of these forward-looking statements. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plan, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks and other factors that are more fully described in our Annual Report on Form 10-K for the year ended Dec. 31, 2019 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update or revise any information in this press release.

Due to the fluid nature of the COVID-19 pandemic that has had global economic impacts including disrupting global supply chains and creating market volatility, Company estimates regarding the impact of COVID-19 on current or on forward looking statements are made in a good faith attempt to provide appropriate insight to our current and future operating and financial environment. Materials discussed as “estimates”, “insight”, or “beliefs” are made as of today, May 4, 2020 and may materially change due to such factors including, but are not limited to, uncertainties caused by adverse economic conditions, extraordinary events or circumstances and their impact on our customers’ businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers. For more information on risks associated with the COVID-19 pandemic, please see Itron’s updated risk in Part II, Item 1A, “Risk Factors” of our Q1 2020 10-Q filing with the SEC.

Non-GAAP Financial Information
To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, adjusted EBITDA margin, constant currency and free cash flow. We provide these non-GAAP financial measures because we believe they provide greater transparency and represent supplemental information used by management in its financial and operational decision making. We exclude certain costs in our non-GAAP financial measures as we believe the net result is a measure of our core business. The company believes these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. Non-GAAP performance measures should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. Our non-GAAP financial measures may be different from those reported by other companies. A more detailed discussion of why we use non-GAAP financial measures, the limitations of using such measures, and reconciliations between non-GAAP and the nearest GAAP financial measures are included in this press release.

ITRON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2020	2019
Revenues
Product revenues	$528,137	$544,850
Service revenues	70,278	69,726
Total revenues	598,415	614,576
Cost of revenues
Product cost of revenues	384,681	386,102
Service cost of revenues	42,168	41,211
Total cost of revenues	426,849	427,313
Gross profit	171,566	187,263

Operating expenses
Sales, general and administrative	80,498	92,715
Research and development	53,781	50,490
Amortization of intangible assets	11,165	15,973
Restructuring	(248)	7,262
Total operating expenses	145,196	166,440

Operating income	26,370	20,823
Other income (expense)
Interest income	553	328
Interest expense	(11,277)	(13,535)
Other income (expense), net	1,066	(1,644)
Total other income (expense)	(9,658)	(14,851)

Income before income taxes	16,712	5,972
Income tax provision	(7,550)	(6,121)
Net income (loss)	9,162	(149)
Net income attributable to noncontrolling interests	478	1,758
Net income (loss) attributable to Itron, Inc.	$8,684	$(1,907)

Net income (loss) per common share - Basic	$0.22	$(0.05)
Net income (loss) per common share - Diluted	$0.21	$(0.05)

Weighted average common shares outstanding - Basic	40,043	39,658
Weighted average common shares outstanding - Diluted	40,474	39,658

ITRON, INC.
SEGMENT INFORMATION

(Unaudited, in thousands)
	Three Months Ended March 31,
	2020	2019
Product revenues
Device Solutions	$200,168	$218,569
Networked Solutions	315,437	314,350
Outcomes	12,532	11,931
Total Company	$528,137	$544,850

Service revenues
Device Solutions	$2,111	$3,186
Networked Solutions	25,408	22,077
Outcomes	42,759	44,463
Total Company	$70,278	$69,726

Total revenues
Device Solutions	$202,279	$221,755
Networked Solutions	340,845	336,427
Outcomes	55,291	56,394
Total Company	$598,415	$614,576

Gross profit
Device Solutions	$32,367	$39,916
Networked Solutions	121,750	127,068
Outcomes	17,449	20,279
Total Company	$171,566	$187,263

Operating income (loss)
Device Solutions	$18,198	$25,457
Networked Solutions	88,680	95,322
Outcomes	8,198	10,410
Corporate unallocated	(88,706)	(110,366)
Total Company	$26,370	$20,823

ITRON, INC.
METER AND MODULE SUMMARY

(Unaudited, Units in thousands)
	Three Months Ended March 31,
	2020	2019
Itron Endpoints
Standard endpoints (1)	5,390	5,470
Networked endpoints (1)	3,900	3,980
Total endpoints	9,290	9,450

(1) As of the second quarter of 2019, we have refined the definition of a standard endpoint to more closely align to the segment performance of Device Solution and Networked Solutions as reported in the Segment Information above. The quantities presented for the three months ended March 31, 2019 have been recast to align with the refined definitions of standard and networked endpoints. The total endpoints shipped for the period is unchanged.

ITRON, INC.
CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)	March 31, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$554,520	$149,904
Accounts receivable, net	463,613	472,925
Inventories	221,850	227,896
Other current assets	147,743	146,526
Total current assets	1,387,726	997,251

Property, plant, and equipment, net	225,925	233,228
Deferred tax assets, net	62,064	63,899
Other long-term assets	48,282	44,686
Operating lease right-of-use assets, net	76,612	79,773
Intangible assets, net	170,810	185,097
Goodwill	1,100,328	1,103,907
Total assets	$3,071,747	$2,707,841

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$326,433	$328,128
Other current liabilities	64,639	63,785
Wages and benefits payable	97,950	119,220
Taxes payable	16,713	22,193
Current portion of debt	6,719	—
Current portion of warranty	36,409	38,509
Unearned revenue	118,231	99,556
Total current liabilities	667,094	671,391

Long-term debt, net	1,326,556	932,482
Long-term warranty	12,310	14,732
Pension benefit obligation	97,523	98,712
Deferred tax liabilities, net	1,774	1,809
Operating lease liabilities	66,287	68,919
Other long-term obligations	104,708	118,981
Total liabilities	2,276,252	1,907,026

Equity
Common stock	1,368,329	1,357,600
Accumulated other comprehensive loss, net	(229,883)	(204,672)
Accumulated deficit	(367,706)	(376,390)
Total Itron, Inc. shareholders' equity	770,740	776,538
Noncontrolling interests	24,755	24,277
Total equity	795,495	800,815
Total liabilities and equity	$3,071,747	$2,707,841

ITRON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)	Three Months Ended March 31,
	2020	2019
Operating activities
Net income (loss)	$9,162	$(149)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	24,031	28,427
Non-cash operating lease expense	5,496	4,910
Stock-based compensation	8,482	7,205
Amortization of prepaid debt fees	1,007	1,200
Deferred taxes, net	4,062	(430)
Restructuring, non-cash	(955)	96
Other adjustments, net	(874)	44
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	1,185	(37,977)
Inventories	(543)	(1,659)
Other current assets	(4,526)	(11,030)
Other long-term assets	(6,501)	334
Accounts payable, other current liabilities, and taxes payable	135	12,312
Wages and benefits payable	(19,977)	8,465
Unearned revenue	17,395	8,235
Warranty	(4,250)	(2,569)
Other operating, net	(14,435)	7,510
Net cash provided by operating activities	18,894	24,924

Investing activities
Acquisitions of property, plant, and equipment	(12,602)	(11,415)
Other investing, net	3,345	299
Net cash used in investing activities	(9,257)	(11,116)

Financing activities
Proceeds from borrowings	400,000	30,000
Payments on debt	—	(44,063)
Issuance of common stock	2,911	1,758
Repurchase of common stock	(664)	(8,534)
Prepaid debt fees	(175)	(175)
Other financing, net	(335)	(2,229)
Net cash provided by (used in) financing activities	401,737	(23,243)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(6,758)	72
Increase (decrease) in cash, cash equivalents, and restricted cash	404,616	(9,363)
Cash, cash equivalents, and restricted cash at beginning of period	149,904	122,328
Cash, cash equivalents, and restricted cash at end of period	$554,520	$112,965

About Non-GAAP Financial Measures

The accompanying press release contains non-GAAP financial measures. To supplement our consolidated financial statements, which are prepared in accordance with GAAP, we use certain non-GAAP financial measures, including non-GAAP operating expense, non-GAAP operating income, non-GAAP net income, non-GAAP diluted EPS, adjusted EBITDA, free cash flow and constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and other companies may define such measures differently. For more information on these non-GAAP financial measures please see the table captioned “Reconciliations of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures.”

We use these non-GAAP financial measures for financial and operational decision making and/or as a means for determining executive compensation. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and ability to service debt by excluding certain expenses that may not be indicative of our recurring core operating results. These non-GAAP financial measures facilitate management’s internal comparisons to our historical performance as well as comparisons to our competitors’ operating results. Our executive compensation plans exclude non-cash charges related to amortization of intangibles and certain discrete cash and non-cash charges such as acquisition and integration related expenses, restructuring charges or goodwill impairment charges. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency with respect to key metrics used by management in its financial and operational decision making and because they are used by our institutional investors and the analyst community to analyze the health of our business.

Non-GAAP operating expenses and non-GAAP operating income - We define non-GAAP operating expenses as operating expenses excluding certain expenses related to the amortization of intangible assets, restructuring, corporate transition cost, acquisition and integration, and goodwill impairment. We define non-GAAP operating income as operating income excluding the expenses related to the amortization of intangible assets, restructuring, corporate transition cost, acquisition and integration, and goodwill impairment. Acquisition and integration related expenses include costs which are incurred to affect and integrate business combinations, such as professional fees, certain employee retention and salaries related to integration, severances, contract terminations, travel costs related to knowledge transfer, system conversion costs, and asset impairment charges. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of expenses that are related to acquisitions and restructuring projects. By excluding these expenses, we believe that it is easier for management and investors to compare our financial results over multiple periods and analyze trends in our operations. For example, in certain periods expenses related to amortization of intangible assets may decrease, which would improve GAAP operating margins, yet the improvement in GAAP operating margins due to this lower expense is not necessarily reflective of an improvement in our core business. There are some limitations related to the use of non-GAAP operating expenses and non-GAAP operating income versus operating expenses and operating income calculated in accordance with GAAP. We compensate for these limitations by providing specific information about the GAAP amounts excluded from non-GAAP operating expense and non-GAAP operating income and evaluating non-GAAP operating expense and non-GAAP operating income together with GAAP operating expense and operating income.

Non-GAAP net income and non-GAAP diluted EPS - We define non-GAAP net income as net income attributable to Itron, Inc. excluding the expenses associated with amortization of intangible assets, amortization of debt placement fees, restructuring, corporate transition cost, acquisition and integration, goodwill impairment, and the tax effect of excluding these expenses. We define non-GAAP diluted EPS as non-GAAP net income divided by the weighted average shares, on a diluted basis, outstanding during each period. We consider these financial measures to be useful metrics for management and investors for the same reasons that we use non-GAAP operating income. The same limitations described above regarding our use of non-GAAP operating income apply to our use of non-GAAP net income and non-GAAP diluted EPS. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP measures and evaluating non-GAAP net income and non-GAAP diluted EPS together with GAAP net income attributable to Itron, Inc. and GAAP diluted EPS.

For interim periods, beginning the first quarter of 2019, the budgeted annual effective tax rate (AETR) is used, adjusted for any discrete items, as defined in ASC 740 - Income Taxes. The budgeted AETR is determined at the beginning of the fiscal year. The AETR is revised throughout the year based on changes to our full-year forecast. If the revised AETR increases or decreases by 200 basis points or more from the budgeted AETR due to changes in the full-year forecast during the year, the revised AETR is used in place of the budgeted AETR beginning with the quarter the 200 basis point threshold is exceeded and going forward for all subsequent interim quarters in the year. We continue to assess the AETR based on latest forecast throughout the year and use the most recent AETR anytime it increases or decreases by 200 basis points or more from the prior interim period.

Adjusted EBITDA - We define adjusted EBITDA as net income (a) minus interest income, (b) plus interest expense, depreciation and amortization of intangible assets, restructuring, corporate transition cost, acquisition and integration related expense, goodwill impairment and (c) excluding income tax provision or benefit. Management uses adjusted EBITDA as a performance measure for executive compensation. A limitation to using adjusted EBITDA is that it does not represent the total increase or decrease in the cash balance for the period and the measure includes some non-cash items and excludes other non-cash items. Additionally, the items that we exclude in our calculation of adjusted EBITDA may differ from the items that our peer companies exclude when they report their results. We compensate for these limitations by providing a reconciliation of this measure to GAAP net income (loss).

Free cash flow - We define free cash flow as net cash provided by operating activities less cash used for acquisitions of property, plant and equipment. We believe free cash flow provides investors with a relevant measure of liquidity and a useful basis for assessing our ability to fund our operations and repay our debt. The same limitations described above regarding our use of adjusted EBITDA apply to our use of free cash flow. We compensate for these limitations by providing specific information regarding the GAAP amounts and reconciling to free cash flow.

Constant currency - We refer to the impact of foreign currency exchange rate fluctuations in our discussions of financial results, which references the differences between the foreign currency exchange rates used to translate operating results from local currencies into U.S. dollars for financial reporting purposes. We also use the term “constant currency,” which represents financial results adjusted to exclude changes in foreign currency exchange rates as compared with the rates in the comparable prior year period. We calculate the constant currency change as the difference between the current period results and the comparable prior period’s results restated using current period foreign currency exchange rates.

The accompanying tables have more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures and the related reconciliations between these financial measures.

ITRON, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)

TOTAL COMPANY RECONCILIATIONS	Three Months Ended March 31,
	2020	2019
NON-GAAP OPERATING EXPENSES
GAAP operating expenses	$145,196	$166,440
Amortization of intangible assets	(11,165)	(15,973)
Restructuring	248	(7,262)
Corporate transition cost	40	(1,083)
Acquisition and integration related expense	(1,272)	(11,565)
Non-GAAP operating expenses	$133,047	$130,557

NON-GAAP OPERATING INCOME
GAAP operating income	$26,370	$20,823
Amortization of intangible assets	11,165	15,973
Restructuring	(248)	7,262
Corporate transition cost	(40)	1,083
Acquisition and integration related expense	1,272	11,565
Non-GAAP operating income	$38,519	$56,706

NON-GAAP NET INCOME & DILUTED EPS
GAAP net income (loss) attributable to Itron, Inc.	$8,684	$(1,907)
Amortization of intangible assets	11,165	15,973
Amortization of debt placement fees	963	1,156
Restructuring	(248)	7,262
Corporate transition cost	(40)	1,083
Acquisition and integration related expense	1,272	11,565
Income tax effect of non-GAAP adjustments	1,173	(7,242)
Non-GAAP net income attributable to Itron, Inc.	$22,969	$27,890

Non-GAAP diluted EPS	$0.57	$0.70

Weighted average common shares outstanding - Diluted	40,474	40,066

ADJUSTED EBITDA
GAAP net income (loss) attributable to Itron, Inc.	$8,684	$(1,907)
Interest income	(553)	(328)
Interest expense	11,277	13,535
Income tax provision	7,550	6,121
Depreciation and amortization	24,031	28,427
Restructuring	(248)	7,262
Corporate transition cost	(40)	1,083
Acquisition and integration related expense	1,272	11,565
Adjusted EBITDA	$51,973	$65,758

FREE CASH FLOW
Net cash provided by operating activities	$18,894	$24,924
Acquisitions of property, plant, and equipment	(12,602)	(11,415)
Free Cash Flow	$6,292	$13,509

Contacts

Itron, Inc.
Kenneth P. Gianella
Vice President, Investor Relations
(669) 770-4643

Rebecca Hussey
Manager, Investor Relations
(509) 891-3574